Exhibit 99.1

News Release

Investor Contact

Ken Diptee

Executive Director, Investor Relations

Dine Brands Global, Inc.

818-637-3632

Media Contact

Thien Ho

Executive Director, Communications

Dine Brands Global, Inc.

818-549-4238

DineEquity, Inc. Reports Fourth Quarter and Fiscal 2017 Results

Company Declares First Quarter 2018 Dividend

Company Announces Name Change to Dine Brands Global, Inc.

GLENDALE, Calif., February 20, 2018 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the fourth quarter and fiscal 2017. Additionally, the Company’s Board of Directors declared a cash dividend of $0.63 per share of common stock for the first quarter of 2018. The dividend will be payable on April 6, 2018 to the Company’s stockholders of record at the close of business on March 19, 2018. The Company also announced that it will change its name to Dine Brands Global, Inc., effective February 20, 2018, as part of its ongoing transformation strategy.

“We continue to make excellent progress against our plan to stabilize and grow performance at both brands. We are working on several exciting initiatives to expand our revenue channels, continually enhance the guest experience, improve operations and grow our global presence while investing in the long-term health of our two strong brands,” said Stephen P. Joyce, Chief Executive Officer of Dine Brands Global, Inc.

Mr. Joyce continued, “Our new company name reflects a shift in strategy and a values-based performance culture with greater autonomy and accountability at the brand level. We are focused on returning to a growth company and delivering strong returns to our shareholders. We believe the change in our quarterly dividend to a more appropriate dividend yield will result in a favorable capital allocation framework and provide us the opportunity for meaningful share repurchases, investments in our brands as well as opportunities to scale our business. I am very confident that the steps we are taking will drive sustainable results as we continue to build on the encouraging positive same-restaurant sales and traffic performance of both brands in January.”

Fourth Quarter of Fiscal 2017 Financial Highlights

•	GAAP net income available to common stockholders was $83.0 million, or earnings per diluted share of $4.67 for the fourth quarter of 2017. This compares to net income available to common stockholders of $21.1 million, or earnings per diluted share of $1.18, for the fourth quarter of fiscal 2016. The increase in net income was primarily due to a tax benefit of $66.6 million mainly as the result of the revaluation of our deferred tax assets and liabilities due to a future reduction in our corporate tax rate following the enactment of the Tax Cuts and Jobs Act tax legislation in December 2017. This item was partially offset by a decline in gross profit. The decrease in gross profit was due to an increase in franchisor contributions to the Applebee’s national advertising fund, higher bad debt expense, a reduction in revenue recognized due to the non-collectability of Applebee’s franchisee royalties and the impact of restaurant closures.

•	Adjusted net income available to common stockholders was $13.1 million, or adjusted earnings per diluted share of $0.74, for the fourth quarter of fiscal 2017. This compares to adjusted net income available to common stockholders of $24.5 million, or adjusted earnings per diluted share of $1.37, for the fourth quarter of fiscal 2016. The decrease in adjusted net income was mainly due to a decline in gross profit, as explained in the previous paragraph. The impact of lower adjusted net income on adjusted earnings per diluted share was partially offset by fewer weighted average diluted shares outstanding. (See “Non-GAAP Financial Measures” below.)

•	General and administrative expenses were approximately $40.0 million for the fourth quarter of fiscal 2017. This compares to $37.0 million for the fourth quarter of fiscal 2016. The increase was mainly due to higher personnel costs.

Fiscal 2017 Financial Highlights

•	GAAP net loss available to common stockholders was $324.0 million, or net loss per diluted share of $18.28 for fiscal 2017. This compares to net income available to common stockholders of $96.6 million, or earnings per diluted share of $5.33, for fiscal 2016. The net loss was primarily due to non-cash impairment charges in fiscal 2017 totaling $531.6 million related to the write-downs in the third quarter of Applebee’s goodwill and other intangible assets as well as lower gross profit. These items were partially offset by a tax benefit of $94.8 million primarily as the result of the fourth-quarter revaluation of our deferred tax assets and liabilities due to a future reduction in our corporate tax rate.

•	Adjusted net income available to common stockholders was $73.7 million, or adjusted earnings per diluted share of $4.15, for fiscal 2017. This compares to adjusted net income available to common stockholders of $108.9 million, or adjusted earnings per diluted share of $6.01, for fiscal 2016. The decrease in adjusted net income was mainly due to lower gross profit and an increase in general and administrative expenses. The decline in gross profit was due to higher bad debt expense, an increase in franchisor contributions to the Applebee’s national advertising fund, a reduction in revenue recognized due to the non-collectability of Applebee’s franchisee royalties, the impact of restaurant closures and a 5.3% decline in Applebee’s domestic system-wide comparable same-restaurant sales. (See “Non-GAAP Financial Measures” below.)

•	General and administrative expenses were $165.7 million for fiscal 2017 compared to $148.9 million for fiscal 2016. The increase was primarily due to approximately $9 million of non-recurring cash severance and equity compensation charges incurred in the first quarter of 2017 and higher costs for professional services associated with investments in Applebee’s stabilization initiatives.

•	Cash flows from operating activities were $65.7 million for fiscal 2017 compared to $118.1 million for fiscal 2016. The decline was primarily due to a decrease in gross profit from franchise operations and an increase in general and administrative expenses. Adjusted free cash flow was $63.0 million for fiscal 2017, compared to $122.5 million for fiscal 2016. (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Fourth Quarter of Fiscal 2017

•	Applebee’s domestic system-wide comparable same-restaurant sales increased 1.3% for the fourth quarter of 2017.

•	IHOP’s domestic system-wide comparable same-restaurant sales modestly declined 0.4% for the fourth quarter of 2017.

Fiscal 2017

•	Applebee’s domestic system-wide comparable same-restaurant sales declined 5.3% for fiscal 2017.

•	IHOP’s domestic system-wide comparable same-restaurant sales declined 1.9% for fiscal 2017.

Financial Performance Guidance for Fiscal 2018

The following financial performance guidance for fiscal 2018 is based on management’s expectations as of February 20, 2018. The projections are as of this date and the Company assumes no obligation to update or supplement these estimates.

•	Applebee’s domestic system-wide comparable same-restaurant sales performance is expected to range between flat and positive 3.0%.

•	IHOP’s domestic system-wide comparable same-restaurant sales performance is expected to range between flat and positive 3.0%.

•	Applebee’s franchisees are expected to develop between 10 and 15 new restaurants globally, the majority of which are expected to be international openings. As part of our ongoing system-wide analysis to optimize the health of the franchisee system, we anticipate the closure of approximately 60 to 80 restaurants. The expected closures will be based on several criteria, including meeting our brand and image standards as well as operational results.

•	IHOP franchisees and its area licensee are expected to develop between 85 and 100 restaurants globally, the majority of which are expected to be domestic openings. We expect the closure of approximately 30 to 40 restaurants.

•	Franchise segment profit is expected to be between approximately $289 million and $307 million. Included in this amount is a one-time $30 million franchise expense that will be contributed to the Applebee’s national advertising fund, continuing the 2017 contribution of $9.5 million. We expect the $30 million to be expensed ratably over the first and second quarters of 2018.

•	Rental and Financing segments are expected to generate approximately $37 million in combined profit.

•	General and administrative expenses are expected to range between $147 million and $156 million, including non-cash stock-based compensation expense and depreciation of approximately $21 million.

•	Interest expense is expected to be approximately $61 million. Approximately $3 million is projected to be non-cash interest expense.

•	Weighted average diluted shares outstanding are expected to be approximately 18 million shares.

•	The income tax rate is expected to be approximately 26%.

•	Cash flows provided by operating activities are expected to range between $100 million and $120 million.

•	Capital expenditures are projected to be approximately $16 million.

•	GAAP earnings per diluted share is expected to range from $4.31 to $4.61.

•	Adjusted earnings per diluted share (See “Non-GAAP Financial Measures” below) is expected to range from $4.95 to $5.25.

•	Adjusted free cash flow (See “Non-GAAP Financial Measures” below) is expected to range between $94 million and $114 million.

2018 Adjusted earnings per diluted share (Non-GAAP) Guidance Table

GAAP earnings per diluted share	$4.31-$4.61
Amortization of intangible assets	0.57
Closure and impairment charges	0.10
Non-cash interest expense	0.20
Income tax provision for above adjustments at 26%	(0.23)

Adjusted earnings per diluted share (Non-GAAP)	$4.95-$5.25

2018 Adjusted Free Cash Flow (Non-GAAP) Guidance Table

(In millions)
Cash flows from operations	$100 – 120
Approximate net receipts from notes and equipment contracts receivable	10
Approximate capital expenditures	(16)

Adjusted free cash flow (Non-GAAP)	$94 - 114

Investor and Analyst Day on February 21, 2018

The Company will discuss certain long-term financial projections, business strategy and corporate rebranding during its investor and analyst day on February 21, 2018 in New York City. The business presentations, followed by Q&A, are scheduled to begin at approximately at 8:00 a.m. Eastern Time and conclude at approximately 12:00 p.m. Eastern Time. A live webcast, including presentation material, will be available on the Company’s website at www.dinebrands.com and may be accessed by visiting Events and Presentations under the site’s Investors section.

Fourth Quarter and Fiscal 2017 Results Conference Call Today

The Company will host a conference call today at 5:00 a.m. Pacific Time/8:00 a.m. Eastern Time to discuss its fourth quarter and fiscal 2017 financial results. To participate on the call, please dial (888) 771-4371 and reference passcode 46299784. International callers, please dial (847) 585-4405 and reference passcode 46299784. A live webcast of the call will be available at www.dinebrands.com and may be accessed by visiting Events and Presentations on the site’s Investors section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. A telephonic replay of the call may be accessed from 7:30 a.m. Pacific Time on February 20, 2018 through 8:59 p.m. Pacific Time on February 27, 2018 by dialing (888) 843-7419 and referencing passcode 46299784#. International callers, please dial (630) 652-3042 and reference passcode 46299784#. An online archive of the webcast will also be available on Events and Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Glendale, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries, franchises restaurants under both the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 18 countries and over 380 franchisees, Dine Brands is one of the largest full-service restaurant companies in the world. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange

Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health our franchisees; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; possible future impairment charges; the effects of tax reform; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters or other series incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders, “adjusted earnings per diluted share (Adjusted EPS)” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Franchise and restaurant revenues	$116,118	$121,711	$475,030	$501,745
Rental revenues	30,585	30,291	121,437	123,037
Financing revenues	2,072	2,172	8,352	9,191

Total revenues	148,775	154,174	604,819	633,973

Cost of revenues:
Franchise and restaurant expenses	48,507	40,731	171,983	162,860
Rental expenses	22,927	22,508	90,592	91,540
Financing expenses	149	—	598	155

Total cost of revenues	71,583	63,239	263,173	254,555

Gross profit	77,192	90,935	341,646	379,418
Impairment of goodwill and intangible assets	—	—	531,634	—
General and administrative expenses	39,978	36,998	165,679	148,935
Interest expense	15,483	15,372	61,979	61,479
Amortization of intangible assets	2,502	2,501	10,009	9,981
Closure and impairment charges	162	1,160	3,968	5,092
Loss (gain) on disposition of assets	138	130	(6,249)	809

Income (loss) before income tax benefit (provision)	18,929	34,774	(425,374)	153,122
Income tax benefit (provision)	66,607	(13,427)	94,835	(55,130)

Net income (loss)	$85,536	$21,347	$(330,539)	$97,992

Net income (loss) available to common stockholders:
Net income (loss)	$85,536	$21,347	$(330,539)	$97,992
Less: net (income) loss allocated to unvested participating restricted stock	(2,563)	(288)	6,519	(1,387)

Net income (loss) available to common stockholders	$82,973	$21,059	$(324,020)	$96,605

Net income (loss) available to common stockholders per share:
Basic	$4.68	$1.18	$(18.28)	$5.36

Diluted	$4.67	$1.18	$(18.28)	$5.33

Weighted average shares outstanding:
Basic	17,745	17,826	17,725	18,030

Diluted	17,764	17,916	17,740	18,125

Dividends declared per common share	$0.97	$0.97	$3.88	$3.73

Dividends paid per common share	$0.97	$0.92	$3.88	$3.68

Dine Brands Global, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$117,010	$140,535
Receivables, net	150,174	141,389
Restricted cash	31,436	30,256
Prepaid gift card costs	40,725	47,115
Prepaid income taxes	43,654	2,483
Other current assets	12,615	4,370

Total current assets	395,614	366,148
Long-term receivables, net	131,212	141,152
Property and equipment, net	199,585	205,055
Goodwill	339,236	697,470
Other intangible assets, net	582,787	763,431
Deferred rent receivable	82,971	86,981
Other non-current assets, net	18,835	18,346

Total assets	$1,750,240	$2,278,583

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Current maturities of long-term debt	$12,965	$—
Accounts payable	55,028	50,503
Gift card liability	164,441	170,812
Dividends payable	17,748	17,465
Current maturities of capital lease and financing obligations	14,193	13,144
Accrued employee compensation and benefits	13,547	14,609
Other accrued expenses	17,780	19,779

Total current liabilities	295,702	286,312
Long-term debt, net, less current maturities	1,269,849	1,282,691
Capital lease obligations, less current maturities	61,895	74,665
Financing obligations, less current maturities	39,200	39,499
Deferred income taxes, net	138,177	253,898
Deferred rent payable	69,112	69,572
Other non-current liabilities	23,003	19,174

Total liabilities	1,896,938	2,025,811

Commitments and contingencies
Stockholders’ (deficit) equity:
Common stock, $0.01 par value; shares: 40,000,000 authorized; 2017 - 25,022,312 issued, 17,993,124 outstanding; 2016 - 25,134,223 issued, 17,969,636 outstanding	250	251
Additional paid-in-capital	276,408	292,809
(Accumulated deficit) retained earnings	(1,098)	382,082
Accumulated other comprehensive loss	(105)	(107)
Treasury stock, at cost; shares: 2017 - 7,029,188; 2016 - 7,164,587	(422,153)	(422,263)

Total stockholders’ (deficit) equity	(146,698)	252,772

Total liabilities and stockholders’ (deficit) equity	$1,750,240	$2,278,583

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(330,539)	$97,992
Adjustments to reconcile net (loss) income to cash flows provided by operating activities:
Impairment of goodwill and intangible assets	531,634	—
Depreciation and amortization	30,648	30,606
Non-cash interest expense	3,364	3,218
Closure and other impairment charges	3,834	2,621
Deferred income taxes	(145,402)	(14,434)
Non-cash stock-based compensation expense	10,783	10,926
Tax benefit from stock-based compensation	—	1,132
Excess tax benefit from stock-based compensation	—	(1,019)
(Gain) loss on disposition of assets	(6,249)	809
Other	(4,796)	(1,302)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,908)	3,178
Current income tax receivables and payables	(8,491)	(909)
Gift card receivables and payables	(3,322)	(4,288)
Prepaid expenses and other current assets	(8,247)	(156)
Accounts payable	7,208	89
Accrued employee compensation and benefits	(1,126)	(10,476)
Accrued interest payable	717	51
Other current liabilities	(5,375)	72

Cash flows provided by operating activities	65,733	118,110

Cash flows from investing activities:
Principal receipts from notes, equipment contracts and other long-term receivables	20,486	18,689
Proceeds from sale of property and equipment	1,100	—
Additions to property and equipment	(13,370)	(5,637)
Other	(541)	(503)

Cash flows provided by investing activities	7,675	12,549

Cash flows from financing activities:
Repayment of long-term debt	(3,250)	—
Dividends paid on common stock	(69,790)	(67,429)
Repurchase of DineEquity common stock	(10,003)	(55,343)
Principal payments on capital lease and financing obligations	(12,949)	(13,978)
Proceeds from stock options exercised	2,635	1,409
Tax payments for restricted stock upon vesting	(2,396)	(2,859)
Excess tax benefit from share-based compensation	—	1,019

Cash flows used in financing activities	(95,753)	(137,181)

Net change in cash, cash equivalents and restricted cash	(22,345)	(6,522)
Cash, cash equivalents and restricted cash at beginning of year	185,491	192,013

Cash, cash equivalents and restricted cash at end of year	$163,146	$185,491

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Impairment of goodwill and intangible assets; executive separation costs; Kansas City Support Center consolidation costs; amortization of intangible assets; closure and other impairment charges; non-cash interest expense; gain or loss on disposition of assets; the combined tax effect of the preceding adjustments, and income tax adjustments considered unrelated to the respective current period operations, as well as related per share data:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income (loss) available to common stockholders, as reported	$82,973	$21,059	$(324,020)	$96,605
Impairment of goodwill and intangible assets	—	—	531,634	—
Executive separation costs	—	—	8,782	—
Kansas City Support Center consolidation costs(1)	—	835	—	6,173
Amortization of intangible assets	2,502	2,501	10,009	9,981
Closure and other impairment charges	162	762	3,968	2,223
Non-cash interest expense	855	818	3,364	3,218
Loss (gain) on disposition of assets	138	130	(6,249)	809
Net income tax provision for above adjustments	(1,390)	(1,867)	(73,444)	(8,289)
Income tax adjustments(2)	(74,330)	316	(72,111)	(1,686)
Net income allocated to unvested participating restricted stock	2,158	(47)	(8,283)	(177)

Net income available to common stockholders, as adjusted	$13,068	$24,507	$73,650	$108,857

Diluted net income available to common stockholders per share:

Net income (loss) available to common stockholders, as reported	$4.67	$1.18	$(18.28)	$5.33
Impairment of goodwill and intangible assets	—	—	26.25	—
Executive separation costs	—	—	0.31
Kansas City Support Center consolidation costs(1)	—	0.03	—	0.21
Amortization of intangible assets	0.09	0.09	0.35	0.34
Closure and other impairment charges	0.01	0.03	0.14	0.08
Non-cash interest expense	0.03	0.03	0.12	0.11
Loss (gain) on disposition of assets	0.00	0.00	(0.22)	0.03
Income tax adjustments(2)	(4.19)	0.02	(4.07)	(0.09)
Net loss (income) allocated to unvested participating restricted stock	0.12	(0.00)	(0.46)	(0.01)
Rounding	0.01	(0.01)	0.01	0.01

Diluted net income available to common stockholders per share, as adjusted	$0.74	$1.37	$4.15	$6.01

Numerator for basic EPS-income available to common stockholders, as adjusted	$13,068	$24,507	$73,650	$108,857
Effect of unvested participating restricted stock using the two-class method	(1)	1	—	2

Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$13,067	$24,508	$73,650	$108,859

Denominator for basic EPS-weighted-average shares	17,745	17,826	17,725	18,030
Effect of dilutive securities:
Stock options	19	90	15	95

Denominator for diluted EPS-weighted-average shares and assumed conversions	17,764	17,916	17,740	18,125

(1)	Includes $398 and $2,869 of lease termination costs for the three and twelve months ended December 31, 2016, respectively, reported in “closure and other impairment charges” in the Consolidated Statements of Comprehensive (Loss) Income

(2)	Adjustments to deferred tax balances: 2017 - primarily related to revaluation of deferred taxes at a federal tax rate of 21% in accordance with the Tax Cuts and Jobs Act; 2016 - primarily due to change in state tax rates because of Support Center consolidation

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “adjusted free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contract receivables, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Twelve Months Ended December 31,
	2017	2016
Cash flows provided by operating activities	$65,733	$118,110
Net receipts from notes and equipment contract receivables	10,614	10,036
Additions to property and equipment	(13,370)	(5,637)

Adjusted free cash flow	62,977	122,509
Dividends paid on common stock	(69,790)	(67,429)
Repurchase of DineEquity common stock	(10,003)	(55,343)

	$(16,816)	$(263)

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data (unaudited)

The following table sets forth, for the three and twelve months ended December 31, 2017 and 2016, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company and, as such, the percentage changes in sales presented below are based on non-GAAP sales data. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,936	2,020	1,970	2,027
Company	—	—	—	—

Total	1,936	2,020	1,970	2,027

System-wide(b)
Sales percentage change(c)	(1.1)%	(13.5)%	(6.8)%	(6.8)%
Domestic same-restaurant sales percentage change(d)	1.3%	(7.2)%	(5.3)%	(5.0)%

Franchise(b)
Sales percentage change(c)	(1.1)%	(13.5)%	(6.8)%	(6.2)%
Domestic same-restaurant sales percentage change(d)	1.3%	(7.2)%	(5.3)%	(5.0)%
Average weekly domestic unit sales (in thousands)	$44.2	$42.8	$43.6	$45.3

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,598	1,530	1,576	1,517
Area license	164	167	164	166
Company	—	10	5	10

Total	1,762	1,707	1,745	1,693

System-wide(b)
Sales percentage change(c)	3.1%	(6.7)%	0.7%	(0.3)%
Domestic same-restaurant sales percentage change(d)	(0.4)%	(2.1)%	(1.9)%	(0.1)%

Franchise(b)
Sales percentage change(c)	3.1%	(7.1)%	1.2%	(0.3)%
Domestic same-restaurant sales percentage change(d, e)	(0.4)%	(2.1)%	(1.9)%	(0.1)%
Average weekly unit sales (in thousands)	$36.3	$36.8	$36.3	$37.3

Area License (b)
Sales percentage change(c)	9.0%	(1.0)%	(0.7)%	0.6%

(a)	“Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)	“System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and twelve months ended December 31, 2017 and 2016 were as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,024.8	$1,036.4	$4,117.1	$4,418.6
IHOP franchise restaurant sales	754.3	731.4	2,974.6	2,939.9
IHOP area license restaurant sales	72.0	66.0	280.6	282.5

Total	$1,851.1	$1,833.8	$7,372.3	$7,641.0

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)	“Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data (unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Applebee’s Restaurant Development Activity
Total Applebee’s franchise restaurants, beginning of period	1,945	2,027	2,016	2,033

Franchise restaurants opened:
Domestic	3	6	10	19
International	3	3	9	10

Total franchise restaurants opened	6	9	19	29

Franchise restaurants closed:
Domestic	(12)	(19)	(86)	(39)
International	(3)	(1)	(13)	(7)

Total franchise restaurants closed	(15)	(20)	(99)	(46)

Net franchise restaurant reduction	(9)	(11)	(80)	(17)

Total Applebee’s franchise restaurants, end of period	1,936	2,016	1,936	2,016

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,596	1,532	1,556	1,507
Area license	165	167	167	165
Company(a)	—	10	10	11

Total IHOP restaurants, beginning of period	1,761	1,709	1,733	1,683

Franchise/area license restaurants opened:
Domestic franchise	17	17	48	43
Domestic area license	—	—	1	3
International franchise	10	9	28	20

Total franchise/area license restaurants opened	27	26	77	66

Franchise/area license restaurants closed:
Domestic franchise	—	(2)	(11)	(12)
Domestic area license	(1)	—	(3)	(1)
International franchise	(1)	—	(8)	(3)
International area license	—	—	(1)	—

Total franchise/area license restaurants closed	(2)	(2)	(23)	(16)

Net franchise/area license restaurant development	25	24	54	50

Refranchised from Company restaurants	—	—	9	1

Net franchise/area license restaurant additions	25	24	63	51

Summary - end of period
Franchise	1,622	1,556	1,622	1,556
Area license	164	167	164	167
Company(a)	—	10	—	10

Total IHOP restaurants, end of period	1,786	1,733	1,786	1,733

a) During the twelve months ending December 31, 2017, nine company-operated restaurants were refranchised and one was permanently closed.